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                                                                   EXHIBIT 10.34


                         BRUNO'S OFFICER INCENTIVE PLAN
                              FISCAL YEAR 1998/1999



PURPOSE

     - The primary purpose of this plan is to reward Bruno's Officers for the attainment of corporate EBITDA goals. Further, the reward is to be aligned with the organization's ability to pay. The intent of the plan is to also provide a competitive compensation program for Officers that rewards performance and contributes to the retention of these key teammates.


ELIGIBILITY

     - Eligible teammates are those Officers that are in an eligible position, or eligible positions, for a total period of at least 60 days in the fiscal year and are not covered under the provisions of another annual incentive plan (this does not include the Retention
          Plan). An Officer will be considered eligible if they are not in an eligible position for 60 days, but are in an eligible position in a combination of company sponsored annual incentive plans for 60 days or more. An individual's target incentive award will be prorated to reflect the period of time that a teammate was eligible to participate in this Plan.

     - Eligible Officers and the level of participation is determined by the Chairman and Senior Vice President, Human Resources. The following reflects the level of participation and corresponding Annual Target
          Percentages:

                           Level 6          60%
                           Level 5          50%
                           Level 4          35%

     - Teammates must be actively working or on an approved Leave of Absence, when bonuses are paid (for both any semi-annual or fiscal year incentive awards). Otherwise eligible teammates on an approved Leave of Absence when bonuses are paid, will not be eligible for the payment of an incentive award until they have return to work for at least 30 days.

     - If an otherwise eligible teammate is on a Leave of Absence(s) for more than 30 days (one absence or cumulative absences totaling more than 30 days), the otherwise applicable target(s) will be reduced by the portion of time on a Leave of Absence(s).

     - For teammates with a break in service, only continuous service will be considered as of the last day of the fiscal year.


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     -    Eligible teammates who change their level of participation during the fiscal year will be eligible to participate at their respective and prorated target percentages reflected above. For example, a teammate in a Level 4 position for 4 months and Level 5 for 8 months would have respective targets of 4/12 x 35% plus 8/12 x 50%.


CALCULATION

     - An incentive award is payable if Bruno's attains year-end EBITDA of $45,800,000 or more (before incentive award accrual) for the fiscal year ending January 30, 1999. If achieved, a teammate's award is calculated as follows:

          (Teammate's Annual Target Percentage X Teammate's Annualized
                    Salary* X Achievement Pay-Out Factor**)

          *A Teammate's Annualized Salary is a teammate's bi-weekly salary rate on the last day of the fiscal year, times 26.

          ** The Achievement Pay-Out Factor is 1 if actual EBITDA is $60,000,000 or greater, otherwise the Achievement Pay-Out Factor is as follows:

         Attainment Factor (or AF) = ($60,000,000 - Actual EBITDA)/($14,200,000) Achievement Scale (or AS) = 1 - (1 - AF)2
         Achievement Pay-Out Factor = 1 - .5 X AS

                  EXAMPLE--ANNUAL INCENTIVE AWARD

                  * Teammate's Annual Target Percentage (Level 4) = 35%
                  * Teammate's Annualized Salary = $100,000
                  * Fiscal Year EBITDA = $57,000,000

                  Achievement Pay-Out Factor:
                    Attainment Factor = ($60,000,000 - $57,000,000) /
                        ($14,200,000) = .21127
                    Achievement Scale = 1 - (1 - .21127)2 = .3779
                    Achievement Pay-Out Factor = 1 - .5 X .3779 = .81105

                  Annual Incentive Award Payable = (35% X $100,000 X .81105) =
                    $28,387

     - If Bruno's achieves an EBITDA of more than $60,000,000, the Board reserves the right to increase the Achievement Pay-Out Factor above 1, at its sole discretion.




     - If a teammate changes participation level or eligibility, the amount of eligible incentive award will be prorated based on weeks in respective position. The following reflects change prorating illustrations:



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                  EXAMPLE--PRORATE A

                  * Same teammate as in Annual Incentive Award Example above, except teammate moves to a non-eligible position on October 31, 1998.

                                  Year-End Incentive Award Payable =
                    ((35% X $100,000 X .81105) X 39 weeks / 52 weeks) = $21,290

                  EXAMPLE--PRORATE B

                  * Same teammate as in Annual Incentive Award Example above, except teammate is promoted on November 28, 1998 as follows:

                        - Teammate's promoted Annual Target Percentage (Level 5) = 50%

                        -    Teammate's promoted Annualized Salary = $125,000

                                     Year-End Incentive Award Payable =
                             ((35% X $125,000 X .81105) X 43 weeks / 52 weeks) +
                             ((50% X $125,000 X .81105) X 9 weeks / 52 weeks) =
                                         $29,342 + $8,773 = $38,115

     GENERAL PROVISIONS

     - While the Company intends to continue this Plan without changes, the Company reserves the right to amend, change or terminate this Plan at any time, at its sole discretion.

     - The administration and interpretation of this Plan is the responsibility of the Company. It's decisions and interpretations are conclusive and binding.

     - The Executive Vice President, Finance has responsibility for developing EBITDA plans and determining actual EBITDA results. The Executive VP, Finance's determination in developing appropriate plans and actual EBITDA is final.

     - Any decision made in the administration of the Plan that a teammate feels is "unfair", or not consistent with their interpretation, can be appealed through Human Resources. Such requests should be made in writing and will be reviewed by the Sr. Vice President, Human Resources for a final decision by the Company.

     - The actual incentive award is subject to federal, state and various local laws. The net payment will reflect these deductions. Current federal law requires that bonuses be subject to a 28% withholding for federal income tax.

     - Incentive awards will be processed as soon as administratively possible January 30, 1999. The EBITDA performance requires final audited results and Board approval before payment can be made. This will generally this will occur before April 15th of each year, following fiscal year-end.



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     -    A teammate must be employed on the day bonuses are paid for consideration of any incentive award.



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                         TARGET BONUS ACHIEVEMENT PAYOUT

---------------------------------------------------------------------------------------------------------------------------
               EBITDA ATTAINMENT                      % OF TARGET                      CHG IN % OF BONUS ATTAINED
------------------------------------------------                        ---------------------------------------------------
     (IN MILLIONS                (% OF                   BONUS                PER MILLION $'S                CUMULATIVE
        OF $'S)                 BUDGET)                ATTAINED               IN ACTUAL INC.                INC. IN BONUS
---------------------------------------------------------------------------------------------------------------------------
         $45.8                   76.3%                   50.0%                                            MINIMUM 50% PAID
         $46.3                   77.2%                   50.1%                                                   0.1%
         $46.8                   78.0%                   50.2%                     0.2%                          0.2%
         $47.3                   78.8%                   50.6%                                                   0.6%
         $47.8                   79.7%                   51.0%                     0.7%                          1.0%
         $48.3                   80.5%                   51.5%                                                   1.5%
         $48.8                   81.3%                   52.2%                     1.2%                          2.2%
         $49.3                   82.2%                   53.0%                                                   3.0%
         $49.8                   83.0%                   54.0%                     1.7%                          4.0%
         $50.3                   83.8%                   55.0%                                                   5.0%
         $50.8                   84.7%                   56.2%                     2.2%                          6.2%
         $51.3                   85.5%                   57.5%                                                   7.5%
         $51.8                   86.3%                   58.9%                     2.7%                          8.9%
         $52.3                   87.2%                   60.5%                                                  10.5%
         $52.8                   88.0%                   62.2%                     3.2%                         12.2%
         $53.3                   88.8%                   63.9%                                                  13.9%
         $53.8                   89.7%                   65.9%                     3.7%                         15.9%
         $54.3                   90.5%                   67.9%                                                  17.9%
         $54.8                   91.3%                   70.1%                     4.2%                         20.1%
         $55.3                   92.2%                   72.4%                                                  22.4%
         $55.8                   93.0%                   74.8%                     4.7%                         24.8%
         $56.3                   93.8%                   77.3%                                                  27.3%
         $56.8                   94.7%                   80.0%                     5.2%                         30.0%
         $57.3                   95.5%                   82.8%                                                  32.8%
         $57.8                   96.3%                   85.7%                     5.7%                         35.7%
         $58.3                   97.2%                   88.7%                                                  38.7%
         $58.8                   98.0%                   91.9%                     6.2%                         41.9%
         $59.3                   98.8%                   95.2%                                                  45.2%
         $59.8                   99.7%                   98.6%                     6.7%                         48.6%
         $60.0                  100.0%                  100.0%                                                  50.0%
---------------------------------------------------------------------------------------------------------------------------

-    EBITDA  ATTAINMENT IS IN INCREMENTS OF $500,000.

-    THE MINIMUM BONUS (or MB) IS 50% OF AN INDIVIDUAL'S TARGET BONUS.

- NO BONUS IS EARNED BELOW $45.8 EBITDA, EXCEPT FOR A MINIMUM MID-YEAR BONUS IF EBITDA IS $18.4 OR GREATER ON JULY 31, 1998.

- MAXIMUM BONUS EARNED IS ACHIEVED AT $60.0 EBITDA WITH 100% OF TARGET, WITH BOARD DISCRETION ABOVE THIS LEVEL.

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